SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2005

KANBAY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50849	36-4387594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	6400 Shafer Court, Suite 100 Rosemont, Illinois	60018
	(Address of principal executive offices)	(Zip Code)

(847) 384-6100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                         Entry into a Material Definitive Agreement.

On June 14, 2005, the Compensation Committee of the board of directors of Kanbay International, Inc. (the “Company”) amended the performance targets pursuant to which the executive officers of the Company are eligible to receive bonus awards under the Kanbay 2005 Global Leadership Bonus Plan.  The performance targets, as amended, include the achievement of certain net profit, related party revenue, non-related party revenue, associate retention and new business development objectives.

Item 5.02.                                         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                          Mark L. Gordon resigned from the board of directors of the Company, effective as of June 13, 2005, in order to ensure that a majority of the board of directors was independent by the Company’s annual meeting of stockholders, which was held on June 14, 2005.  Mr. Gordon’s resignation reduces the number of directors from eight to seven, four of whom are independent under the Nasdaq Marketplace Rules (the “Nasdaq Rules”).  Mr. Gordon was a member of the Executive Committee and the chairman of the Nominating and Corporate Governance Committee.  Mr. Gordon has agreed to serve as a consultant to the board of directors for such time as is necessary to transition his former committee responsibilities in an orderly manner.

On June 14, 2005, the Company issued a press release announcing Mr. Gordon’s resignation from the board of directors.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01.                                         Other Events.

On June 14, 2005, the Company’s board of directors re-appointed the members of its Audit Committee, consisting of Michael E. Mikolajczyk, Donald R. Caldwell and B. Douglas Morriss, with Mr. Mikolajczyk acting as chairman, and Compensation Committee, consisting of Messrs. Caldwell, Mikolajczyk and Kenneth M. Harvey, with Mr. Caldwell acting as chairman.  The board of directors also re-constituted the membership of its Nominating and Corporate Governance Committee so that it will consist of Harry C. Gambill and Messrs. Morriss and Harvey, with Mr. Gambill acting as chairman.  As a result of these appointments, Mr. Harvey will continue to serve on the Compensation Committee and Nominating and Corporate Governance Committee even though he is not an independent director under the Nasdaq Rules due to his position with HSBC Holdings plc (“HSBC”), which is the Company’s largest stockholder and client.  The board of directors unanimously appointed Mr. Harvey to serve on these committees under the “exceptional and limited circumstances” exception provided by the Nasdaq Rules because (a) he is not a current officer or employee of the Company or a family member of an officer or employee, and (b) his service on these committees is required by the best interests of the Company and its stockholders.  As the Group Chief Information Officer of HSBC, Mr. Harvey has extensive knowledge of the IT services industry and the Company’s business and operations.  In addition, Mr. Harvey has been a member of the board of directors since 2000 and, in that capacity, has developed a thorough understanding of the Company’s philosophy, culture and strategic objectives.  These attributes are particularly important with respect to his service on the Nominating and Corporate Governance Committee because the other members of that committee are relatively new to the Company.  Mr. Harvey’s service on these committees pursuant to this exception may not exceed two years.

Item 9.01.                                         Financial Statements and Exhibits.

(c)                                 Exhibits:

Exhibit No.	Description

99.1	Press Release dated June 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANBAY INTERNATIONAL, INC.

Dated: June 14, 2005	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 14, 2005.